Exhibit 11.3

AUDIT COMMITTEE CHARTER

1.    MISSION STATEMENT
The Audit Committee (the "Committee") of Aeterna Zentaris Inc. (the "Corporation") will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Corporation's process for monitoring compliance with laws and regulations and with the Code of Ethical Conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Corporation's business, operations, and risks.
The function of the Committee is oversight and while it has the responsibilities and powers set forth in this charter, it is neither the duty of the Committee to plan or to conduct audits or to determine that the Corporation's financial statements are complete, accurate and in accordance with generally accepted accounting principles, nor to maintain internal controls and procedures.
2.    POWERS
The Board authorizes the Committee, within the scope of its responsibilities, to:

•	Perform activities within the scope of its charter.

•	Engage independent counsel and other advisers as it deems necessary to carry out its duties.

•	Set and pay the compensation for any advisors it employs.

•	Ensure the attendance of officers and/or other key employees having a finance or accounting function at meetings as appropriate.

•	Have unrestricted access to members of management, employees and relevant information.

•	Communicate directly with the internal and external auditors.
3.    COMPOSITION

•
The Committee shall be formed of at least three members, each of which shall qualify as an independent director, as determined by the Board in accordance with applicable securities laws and standards of the stock exchanges on which the Corporation's securities are listed.

•	Each member shall provide a useful contribution to the Committee.

•	All members must be financially literate as defined in accordance with applicable securities laws and standards of the stock exchanges on which the Corporation's securities are listed.

•
In addition, for as long as the Corporation's securities are listed on the Nasdaq Stock Market, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

•	The chairperson of the Committee shall be appointed by the Board from time to time.

•	The term of the mandate of each member shall be one year.

•	The quorum requirement for any meeting shall be two members.

•	The secretary of the Committee shall be the secretary of the Corporation or any other individual appointed by the Board.
4.    MEETINGS

•	If deemed necessary, the Committee may invite other individuals.

•	External auditors shall be invited, if needed, to make presentations to the Committee.

•	The Committee shall meet at least four times a year. Special meetings may be held if needed. If deemed necessary, external auditors may invite members to attend any meeting.

•	The Committee will meet with the external auditors at least once a year without management presence.

•	The minutes of each meeting shall be recorded.
5.    ROLE AND RESPONSIBILITIES

A.	Financial Information

i.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

ii.	Ask management and external auditors about significant risks and exposures and the plans to minimize such risks.

iii.
Review the unaudited interim financial statements, the audited annual financial statements in addition to any documents which accompany such financial statements, such as the report of the external auditors, and obtain an explanation from management of all material variances between comparative reporting periods, prior to filing or disclosure. Without restricting the generality of the foregoing, the Committee shall discuss with management and the external auditors to the extent required, any issues and disclosure requirements regarding (a) the use of "pro forma" or "adjusted" non-GAAP/non-IFRS information, (b) any off balance sheet arrangements, and (c) any going concern qualification. Determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles and recommend their approval to the Board of Directors.

iv.
Review and recommend for approval by the Board, all public disclosure documents containing audited or unaudited financial information, including Management's Discussion and Analysis of financial condition and results of operations, all sections of the Annual Report on Form 20-F, quarterly reports and press releases concerning annual and interim financial results, and consider whether the information is adequate and consistent with members' knowledge about the Corporation and its operations and financial position.

v.
Be satisfied that adequate procedures are in place for the review of the Corporation's public disclosure of financial information extracted or derived from the Corporation's financial statements, other than the public disclosure referred to in the two preceding paragraphs, and periodically assess the adequacy of those procedures.

vi.
Review the compliance of the President and Chief Executive Officer and of the Chief Financial Officer certification letter on the Corporation's controls and procedures disclosure of information and the attestation by management of the financial reports.

vii.	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

viii.
Focus on judgmental areas such as those involving valuation of assets and liabilities including, for example, the accounting for and disclosure of: obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves and other commitments and contingencies.

ix.	Meet with management and the external auditors to review the financial statements and the results of the audit.

x.	Consider management's handling of proposed audit adjustments identified by the external auditors.

xi.	Ensure that the external auditors communicate certain required matters to the Committee.

xii.
Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

xiii.
Meet with management and, if a pre-issuance review was completed, with the external auditors, either by telephone or in person, to review the interim financial statements and the results of the review.

xiv.	To gain insight into the fairness of the interim financial statements and disclosures, obtain explanations from management on whether.

•	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

•	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Corporation's operations and financing practices;

•	International Financial Reporting Standards (Generally accepted accounting principles) have been (consistently) applied;

•	There are any actual or proposed changes in accounting or financial reporting practices;

•	There are any significant or unusual events or transactions;

•	The Corporation's financial and operating controls are functioning effectively;

•	The Corporation has complied with the terms and conditions of loan agreements or security indentures; and

•	The interim financial statements contain adequate and appropriate disclosures.

xv.	Ensure that the external auditors communicate certain required matters to the Committee.

B.	External Audit

i.	Review the professional qualification of the auditors (including background and experience of partner and auditing personnel).

ii.	Consider and make any necessary determinations with respect to the independence of the external auditor and any potential conflicts of interest.

iii.	Review on an annual basis the performance of the external auditors and make recommendations to the Board for their compensation, their appointment, retention and termination of their appointment.

iv.	Perform a comprehensive review of the external auditors at least once every five years.

v.	Oversee the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

vi.	Require the external auditors to report directly to the Committee and make sure to receive periodic reports from the external auditors.

vii.
Review and approve the external auditors' scope and plan of the annual audit, as well as the approach for the current year in light of the Corporation's present circumstances and changes in regulatory and other requirements.

viii.
Annually, or more frequently as may be required, consult with the external auditors, without the presence of management, as to internal controls, the fullness and accuracy of the financial statements, any significant difficulties encountered during the course of the audit or access to required information, the quality of financial personnel, the level of co-operation received from management any unresolved material differences of opinion or disputes.

ix.	Discuss with the external auditor the appropriateness of the accounting policies applied in the Corporation's financial reports and whether they are considered as aggressive, balanced or conservative.

x.
Approve all audit engagement fees and terms as well as reviewing policies for the provision of non-audit services by the external auditors and, when required, the framework for pre-approval of such services.

xi.
Pre-approve all audit, audit-related and non-audit services to be provided to the Corporation or any of its subsidiaries, by the external auditors (and its affiliates), in accordance with applicable securities laws (or delegate such pre-approval if and to the extent permitted by law), and consider the potential impact of such services on the independence of the external auditors, provided that the external auditors may not be retained by the Corporation to perform specifically listed categories of non-audit services as set forth by the SEC.

xii.	Review and approve the Corporation's hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.

xiii.
Review post-audit or management letters, containing recommendations of the external auditors and management's response, including the evaluation by the external auditors of the adequacy and effectiveness of management's internal control systems and procedures for financial reporting, and management's responses to any identified weaknesses.

xiv.	Review any other material written communication provided by the external auditors to the Corporation's management and submitted to the Committee.

C.	Internal Control

i.
Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.

ii.
Understand the controls and processes implemented by management to ensure that the financial statements derive from the underlying financial systems, comply with relevant standards and requirements, and are subject to appropriate management review.

iii.
Discuss with the external auditors and management, the adequacy and effectiveness in the design and operation of the disclosure controls and internal controls of the Corporation and make recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.

iv.	Satisfy itself as to the adequacy of the Corporation's review procedures regarding disclosure of other financial information.

v.	Gain an understanding of the current areas of financial risk and how these are being handled by the management.

vi.
Focus on the extent to which management reviews computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

vii.	Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.

viii.	Ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and any other matter deemed appropriate.

ix.
Monitor and supervise procedures for (1) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (2) for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

D.	Corporate governance

i.
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

ii.	Periodically obtain updates from management, general counsel, and tax director regarding compliance.

iii.	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

iv.	Review the findings of any examinations by regulatory agencies.

v.	Ensure that a Code of Ethical Conduct is formalized in writing and that all employees are aware of it.

vi.
Review periodically, in consultation with the Nominating, Governance and Compensation Committee and the Board of Directors, the content of the Code of Ethical Conduct and make sure employees are informed of amendments.

vii.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Ethical Conduct and the guidelines for acceptable business practices.

viii.	Review the program for monitoring compliance with the Code of Ethical Conduct.

ix.	Periodically obtain updates from management and general counsel regarding compliance.

E.	Other Responsibilities

i.	Meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

ii.	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

iii.	Review, with the Corporation's counsel, any legal matters that could have a significant impact on the Corporation's financial statements.

iv.	Review the policies and procedures in effect for considering officers' expenses and perquisites.

v.	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

vi.	Perform other oversight functions as requested by the full Board.

vii.	Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

viii.	Ensure the Board is aware of matters that may significantly impact on the financial condition or affairs of the business.

ix.
Prepare any reports required by law or standards of the stock exchanges on which the Corporation's securities are listed or requested by the Board, for example a report on the Committee's activities and duties to be included in the section on corporate governance in the Annual Report on Form 20-F.

x.
Prepare and review with the Board, in the manner the Committee deems appropriate, an annual performance evaluation of the Committee and its members, comparing its performance with the requirements of this charter.

xi.	Review and update the Committee charter annually.

xii.	Discuss any changes required to be made to this charter with the Board and ensure the charter and any such changes are approved by the Board.

Adopted and approved by the Board of Directors on May 5, 2000, and amended by the Board of Directors on each of February 26, 2004, February 28, 2006, March 4, 2008, March 10, 2009, March 23, 2010 and amended and restated on November 4, 2014.